Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Offer to Purchase All Outstanding Shares of Common Stock

of

Vitesse Acquisition Corporation

at

$5.28 NET PER SHARE

Pursuant to the Offer to Purchase dated March 31, 2015

by

LLIU100 Acquisition Corp.

a wholly owned subsidiary of

Microsemi Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY

TIME, AT THE END OF APRIL 27, 2015, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Company Shares”), of Vitesse Semiconductor Corporation, a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

If delivering by mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	If delivering by overnight delivery: Computershare c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile:

(Eligible Institutions Only)

(617) 360-6810

Confirm Facsimile Receipt

by Telephone:

(781) 575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Company Shares (“Share Certificates”) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to LLIU100 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 31, 2015 (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of Company Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Company Shares tendered by guaranteed delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Company Shares and other required information are received by the expiration date of the Offer by the Depositary.

Number of Company Shares and Share Certificate No(s): (if available)

☐	Check here if Company Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:	, 2015

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

Area Code and Tel. No.	(Daytime telephone number)

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) guarantees that the above named person(s) “own(s)” the Company Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) represents that the tender of Company Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates representing the Company Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Company Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message, together with any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:	(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND SHARE CERTIFICATES FOR COMPANY SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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